Exhibit 99.1

BERKSHIRE HATHAWAY INC.

NEWS RELEASE

FOR IMMEDIATE RELEASE	May 5, 2025

Omaha, NE (BRK.A; BRK.B) –

At a question and answer session that preceded Berkshire Hathaway’s Annual Shareholders Meeting that was held on May 3, 2025, Warren Buffett Berkshire’s Chairman and CEO announced that he was going to recommend to Berkshire’s Board of Directors at its meeting to be held on the next day that Greg Abel, Berkshire’s Vice Chairman Non-Insurance Operations be appointed Berkshire’s Chief Executive Officer to become effective on January 1, 2026. On May 4, 2025, Berkshire’s Board of Directors voted unanimously to appoint Greg Abel to become Berkshire’s President and CEO effective on January 1, 2026. Warren Buffett will remain the Chairman of the Board of Directors.

About Berkshire

Berkshire Hathaway and its subsidiaries engage in diverse business activities including insurance and reinsurance, utilities and energy, freight rail transportation, manufacturing, services and retailing. Common stock of the company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

— END —

Contact

Marc D. Hamburg

402-346-1400

1